Information Analysis Incorporated	2009 Annual Report on Form 10-K

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 333-05136 and No. 333-138836) pertaining to the 1996 Stock Option Plan and the 2006 Stock Incentive Plan of Information Analysis Incorporated and in the related prospectuses of our report dated March 30, 2010 with respect to the 2009 and 2008 financial statements of Information Analysis Incorporated included in this Annual Report (Form 10-K).

/s/ Reznick Group, P.C.

Vienna, Virginia

March 31, 2010